UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2014

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001

(Address of principal executive offices) (ZIP Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2014, the Board of Directors (the “Board) of Behringer Harvard Opportunity REIT II, Inc. (the “Company”, “we”, “our”, or “us”) elected S. Jason Hall as Chief Financial Officer of the Company.  Mr. Hall will continue to serve as Senior Vice President and Chief Accounting Officer of the Company, positions he has held since September 2013 and as Treasurer, a position he has held since January 2012.  As Chief Financial Officer, Mr. Hall is the Company’s principal financial officer.  He began his tenure with the Company in January 2005 as an SEC Reporting Manager and served in that position through January 2012.

Prior to joining Behringer Harvard, from 2000 to 2004, Mr. Hall served in various accounting positions including two years as Corporate Controller for Aegis Communications Group, Inc. At that time, Aegis Communications was publicly traded on the NASDAQ exchange and was the seventh-largest provider of outsourced customer care services in the United States.  From 1991 to 2000, Mr. Hall was Corporate Controller of a private distribution company for five years and also spent three years in public accounting.  Mr. Hall has a Bachelor of Business Administration degree in Finance from Angelo State University and a Master of Business Administration degree in Accounting from Tarleton State University.  He is a Certified Public Accountant in the state of Texas.

Item 7.01                                           Regulation FD Disclosure.

On October 29, 2014, the Company issued a press release announcing the election of Mr. Hall as Chief Financial Officer of the Company.  A copy of the press release, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                        Press Release Announcing Election of Jason Hall as Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: October 29, 2014	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President – Legal, General Counsel, & Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release Announcing Election of Jason Hall as Chief Financial Officer.